Exhibit 99

Dollar General Announces Rick Dreiling Will Continue as Chairman and CEO

Company Comments on Family Dollar Shareholder Vote

GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--January 22, 2015--Dollar General Corporation (NYSE: DG) today announced that Rick Dreiling will continue as chairman and chief executive officer through January 29, 2016 or, if earlier, the appointment of a successor. The Company also commented on the vote by shareholders of Family Dollar Stores, Inc. (NYSE: FDO) to approve a proposed merger with Dollar Tree, Inc. (NASDAQ: DLTR).

“Dollar General is an extraordinary company with a promising future,” said Rick Dreiling, Dollar General’s chairman and chief executive officer. “I am excited to remain with the Company for another great year as we look to capitalize on the numerous opportunities ahead of us. We have been and remain focused on Dollar General’s core business, and we are confident that Dollar General is well positioned for sustainable growth and shareholder value creation going forward. As always, we will continue to look for ways to provide our customers with the everyday low prices that they count on from Dollar General.”

Mr. Dreiling continued, “Today’s vote is a loss not only for Family Dollar shareholders, but also for consumers across the country who will not have the opportunity to benefit from the cost savings and efficiencies that we believe would have been created by a merger between Dollar General and Family Dollar. As we have said throughout this process, the scale of this combination would have provided better value and greater selection to customers of both Dollar General and Family Dollar. Despite our best efforts over the past few months, Family Dollar’s lack of engagement and a contracted transaction timeline ultimately prevented us from completing this transaction.”

The Board of Directors of Dollar General also noted that it is actively engaged in the development of the Company’s strategic growth plans, capital allocation priorities and leadership succession and will provide an update when plans are finalized.

Forward-Looking Statements

Dollar General includes “forward-looking statements” within the meaning of the federal securities laws throughout this release. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “scheduled,” “may,” “will,” “could,” “should,” “would,” “expect,” “believe,” “anticipate,” “project,” “plan,” “estimate,” “forecast,” “goal,” “objective,” “committed,” “intend,” “continue,” or “will likely result,” and similar expressions that concern Dollar General’s strategy, plans, intentions or beliefs about future occurrences or results.

Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that Dollar General expected. Many of these statements are derived from Dollar General’s operating budgets and forecasts, which are based on many detailed assumptions that Dollar General believes are reasonable, or are based on various assumptions about certain plans, activities or events which we expect will or may occur in the future. However, it is very difficult to predict the effect of known factors, and Dollar General cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in Dollar General’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by the cautionary statements that Dollar General makes from time to time in its SEC filings and public communications. Dollar General cannot assure the reader that it will realize the results or developments Dollar General anticipates, or, even if substantially realized, that they will result in the consequences or affect Dollar General or its operations in the way Dollar General expects. Forward-looking statements speak only as of the date made. Dollar General undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, Dollar General.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for 75 years. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at low everyday prices in convenient neighborhood locations. With more than 11,500 stores in 40 states, Dollar General has more retail locations than any retailer in America. In addition to high quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg's, General Mills, and PepsiCo. For more information on Dollar General, please visit www.dollargeneral.com.

CONTACT:
Investors:
Dollar General Corporation
Mary Winn Pilkington, 615-855-5536
or
Media:
Brunswick Group
Steve Lipin / Shahed Larson, 212-333-3810
or
Dollar General Corporation:
Media Hotline, 877-944-DGPR (3477)
Dan MacDonald, 615-855-5209
Crystal Ghassemi, 615-855-5210